Exhibit 99.2

January 28, 2026

Re: Consent to Reference Market Research Report as an Exhibit under Rule 436 of the Securities Act of 1933

To Securities and Exchange Commission:

Beijing Wisdom Information Consulting Co., Ltd.(“Wisdom Information”) hereby consents to the reference of our market research report titled “Analysis Report on the Current Status and Future Development Trends of the Global and Chinese Photovoltaic Encapsulant Film Markets from 2024 to 2030” (the “Report”) dated August 5, 2025, commissioned by XINZI (the “Client”), in the REGISTRATION STATEMENT/PROSPECTUS/OTHER FILING DOCUMENT to be filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

Wisdom Information consents solely to the reference of our name and the Report in the aforementioned filing as an exhibit under Rule 436 of the Act. Wisdom Information hereby consents to the references to our name and the inclusion of information, data, and statements from our research reports and amendments thereto, including but not limited to its report entitled “Analysis Report on the Current Status and Future Development Trends of the Global and Chinese Photovoltaic Encapsulant Film Markets from 2024 to 2030”, dated August 5, 2025 (the “Report”) in the Registration Statement on Form F-1 of XIN ZI (the “Registrant”) to be filed with the United States Securities and Exchange Commission in connection with the Registrant’s initial public offering (the “Proposed IPO”). We further consent to any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

Confirmation of Use:

1.The Registrant has requested permission to incorporate by reference this report solely for providing general industry context.

2.Wisdom Information confirms that:

a. The report was prepared independently without input from the Registrant.

b. The data sources utilized in the report are publicly available and deemed reliable.

c. No portion of the report constitutes an endorsement of the Registrant or its securities.

Limitation of Liability:

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

The market research data and analysis contained in the Report are provided on a best-effort basis, based on information available to WISDOM INFORMATION at the time of preparation. WISDOM INFORMATION MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ACCURACY, COMPLETENESS, RELIABILITY, OR SUITABILITY OF THE INFORMATION CONTAINED IN THE REPORT. THE REPORT IS PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND.

WISDOM INFORMATION SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR RELIANCE UPON THE REPORT OR ANY INFORMATION CONTAINED THEREIN, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CLIENT ACKNOWLEDGES THAT ANY BUSINESS DECISIONS MADE BASED ON THE REPORT ARE MADE SOLELY AT CLIENT’S OWN RISK.

Sincerely,

/s/ Yang Liu
Yang Liu

Manager of Marketing and Business

Beijing Wisdom Information Consulting Co., Ltd.